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                                                                 EXHIBIT 10.4(d)


                                AMENDMENT NO. 3
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                    EXECUTIVE SUPPLEMENTARY SAVINGS PLAN II
                           __________________________

     Pursuant to the resolutions adopted by the Board of Directors on March 25, 1996, the Atlantic Richfield Company Executive Supplementary Savings Plan II (the "Plan") is amended effective as of August 5, 1996.

Section 6 of the Plan is amended to read as follows:

     "SECTION 6.  AMOUNT OF BENEFIT

       6.1 The amount of an Employee's benefit for each Plan Year shall be equal to either:

          (a) With respect to an Employee who makes the maximum permissible elective deferral under the Atlantic Richfield Capital Accumulation Plan II during the Plan Year, an amount equal to the maximum percentage of the amount of such Employee's Base Pay that would have been contributed by the Company under the Atlantic Richfield Capital Accumulation Plan II assuming that there were no limitations on such contributions imposed by Section 415 of the Code during the Plan Year; or

          (b) With respect to an Employee who does not make the maximum permissible elective deferral under the Atlantic Richfield Capital Accumulation Plan II during the Plan Year, an amount equal to the product of 1.6 times the amount of elective deferrals made by the Employee under the Atlantic Richfield Capital Accumulation Plan II during the Plan Year."


     Executed this 24th day of July, 1996.



ATTEST:                             ATLANTIC RICHFIELD COMPANY



 /s/ ARMINEH SIMONIAN                     /s/ JOHN H. KELLY
______________________              By:  ___________________________
                                              John H. Kelly
                                              Vice President
                                              Human Resources